SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     May 9, 2006

Commission File Number:     0-7914

BASIC EARTH SCIENCE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	84-0592823
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

1801 Broadway, Suite 620, Denver, Colorado 80202-3835
(Address of principal executive offices) (Zip Code)

(303) 296-3076
(Registrant telephone including area code)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c).

Item   8.01.      Other Events and Regulation FD Disclosure

On May 9, 2006 Basic Earth Science Systems, Inc. (Basic, or the Company) issued the press release attached as Exhibit 99.1 reporting on the Company’s operational activities in McKenzie County, North Dakota.

Basic, along with its partners, have commenced completion operations on the previously disclosed LM #2, a 13,800 foot, horizontal Rival formation test operated by Missouri Basin Well Service in McKenzie County, North Dakota. Initial efforts have resulted in flowing rates of 147 barrels of oil and 107 barrels of water a day from an un-stimulated Rival formation. The Company cautions that these rates are preliminary and may not be sustainable. Basic has nearly a 20% working interest in the LM #2.

In related efforts, Basic, along with its partners, has hydraulically stimulated the previously disclosed LM #1, a 10,200 foot, vertical Rival formation test also operated by Missouri Basin Well Service. While initially the well was flowing back stimulation fluids, the well ultimately took several weeks of swabbing to recover these fluids at steadily declining rates. With these fluids now recovered, the well is making less then commercial rates of oil production. The well is currently shut-in and no production equipment has been installed. While the Company has a number of options with this well and the spacing unit it occupies, Basic intends to analyze the results of the LM #2 prior to undertaking further efforts on the LM #1. Basic has a 20% working interest in this well.

Updating previous disclosures, the State #16-1H in McKenzie County, North Dakota continues to flow at approximately 65 barrels of oil per day from the vertically-completed Rival formation. As of this date the well remains un-stimulated in the Rival formation. Basic has a 20% working interest in this well.

As additional information, the State 16-1H was originally drilled to the Bakken formation. The Company previously disclosed that during initial completion efforts Basic, along with its partners, were not sufficiently encouraged by initial indicators in the Bakken to incur the cost of hydraulically stimulating this formation and deferred further evaluation by sealing off the Bakken behind a removable plug. This status remains unchanged. Over the intervening four months, not only has the Bakken received extensive press and attention, but additional companies have entered the “play”. Furthermore, legitimate progress has been made in understanding the differences between this resource in Richland County, Montana and the reservoir characteristics in North Dakota. Despite this, at this time, there is no consensus among Basic and its partners as to how, or when, or if, the Bakken formation should be pursued in this well or on adjacent lands.

The Company previously disclosed that the State #16-1H well is part of a non-contiguous 13,500 acre block in which Basic has a 20% percent working interest. However, Basic’s interest in any specific drill site spacing unit may be reduced proportionately if Basic and its partners do not own all the leases in a specific drilling unit. While Basic’s ownership in and around the LM #2, and other wells mentioned in this Form 8-K, is substantial, management cautions that it has no ownership in Section 10 of Township 152 North-Range 98 West.

Item   9.01.       Exhibits

     (C) Exhibits.

     Exhibit No.                           Description

          99.1                           Press Release dated May 9, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date:     May 9, 2006

BASIC EARTH SCIENCE SYSTEMS, INC.

By: /s/ Ray Singleton Ray Singleton, President